UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 19, 2018

Date of Report (Date of earliest event reported)

Apollo Global Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.03	Material Modification to Rights of Security Holders.

On March 19, 2018, Apollo Global Management, LLC (“Apollo”) issued 12,000,000 6.375% Series B Preferred Shares (the “Series B Preferred Shares”) pursuant to a previously announced, underwritten public offering. In connection with the issuance of the Series B Preferred Shares, Apollo amended its Amended and Restated Limited Liability Company Agreement on March 19, 2018 (the “Third Amended and Restated Limited Liability Company Agreement”) to create and fix the rights, preferences and powers of the Series B Preferred Shares. Also, in connection with the issuance of the Series B Preferred Shares, on March 19, 2018, (i) the limited partnership agreements of Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P., Apollo Principal Holdings IX, L.P., Apollo Principal Holdings X, L.P, Apollo Principal Holdings XII, L.P. and AMH Holdings (Cayman), L.P. and (ii) the limited liability company agreement of Apollo Principal Holdings XI, LLC (such entities, collectively, the “Apollo Operating Group”) were amended to provide for preferred interests with economic terms designed to mirror those of the Series B Preferred Shares.

When, as and if declared by the manager of Apollo, distributions on the Series B Preferred Shares will be payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2018, at a rate per annum equal to 6.375%. Distributions on the Series B Preferred Shares are non-cumulative.

Subject to certain exceptions, unless distributions have been declared and paid or declared and set apart for payment on the Series B Preferred Shares for a quarterly distribution period, during the remainder of that distribution period, Apollo may not declare or pay or set apart payment for distributions on any Junior Shares (as defined in the Third Amended and Restated Limited Liability Company Agreement) for the remainder of that distribution period and Apollo may not repurchase any Junior Shares. These restrictions are not applicable during the initial distribution period, which is the period from March 19, 2018, the original issue date, to but excluding June 15, 2018.

The Series B Preferred Shares may be redeemed at Apollo’s option, in whole or in part, at any time on or after March 15, 2023 at a price of $25.00 per Series B Preferred Share, plus declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distributions. Holders of Series B Preferred Shares will have no right to require the redemption of the Series B Preferred Shares.

If a Change of Control Event or Tax Redemption Event (each as defined in the Third Amended and Restated Limited Liability Company Agreement) occurs prior to March 15, 2023, the Series B Preferred Shares may be redeemed at Apollo’s option, in whole but not in part, upon at least 30 days’ notice, within 60 days of the occurrence of such Change of Control Event or Tax Redemption Event, as applicable, at a price of $25.25 per Series B Preferred Share, plus declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distributions. If a Rating Agency Redemption Event (as defined in the Third Amended and Restated Limited Liability Company Agreement) occurs prior to March 15, 2023, the Series B Preferred Shares may be redeemed at Apollo’s option, in whole but not in part, upon at least 30 days’ notice, within 60 days of the occurrence of such Rating Agency Redemption Event at a price of $25.50 per Series B Preferred Share, plus declared and unpaid distributions to, but excluding, the redemption date, without payment of any undeclared distributions. If (i) a Change of Control Event occurs (whether before, on or after March 15, 2023) and (ii) Apollo does not give notice prior to the 31st day following the Change of Control Event to redeem all the outstanding Series B Preferred Shares, the distribution rate per annum on the Series B Preferred Shares will increase by 5.00%, beginning on the 31st day following such Change of Control Event. The description of the terms of the Series B Preferred Shares in this Item 3.03 is qualified in its entirety by reference to the Third Amended and Restated Limited Liability Company Agreement and the form of 6.375% Series B Preferred Share Certificate, which are included as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The description of the terms of the amendments to the operating agreements of the members of the Apollo Operating Group in this Item 3.03 is qualified in its entirety by reference to the amendments, each of which will be filed as an exhibit to Apollo’s Form 10-Q report for the fiscal quarter ending March 31, 2018.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

A.	Closing Press Release

On March 19, 2018, Apollo issued a press release announcing the closing of its previously announced offering of Series B Preferred Shares representing limited liability company interests with a liquidation preference of $25.00 per share. The offering amounted to 12,000,000 Series B Preferred Shares for gross proceeds of $300 million. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Apollo intends to contribute the net proceeds from the sale of the Series B Preferred Shares for general corporate purposes to the Apollo Operating Group.

Distributions on the Series B Preferred Shares, when and if declared by the Manager, will be paid quarterly and are non-cumulative.

Apollo intends to list the Series B Preferred Shares on the New York Stock Exchange under the ticker symbol “APO PR B”.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC acted as joint book-running managers for the offering, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and U.S. Bancorp Investments, Inc. acted as joint lead managers for the offering.

The information under the heading “A. Closing Press Release” of this Item 8.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

B.	Legal Opinions

Apollo is filing the opinion of its counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP, relating to the legality of the issuance and sale of the Series B Preferred Shares, as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated herein by reference and into the Registration Statement.

Apollo is filing the opinion of its counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP, with respect to tax matters concerning the Series B Preferred Shares, as Exhibit 8.1 hereto. Exhibit 8.1 is incorporated herein by reference and into the Registration Statement.

The information in this Current Report on Form 8-K, including Exhibit 99.1, may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this Current Report on Form 8-K, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This Current Report on Form 8-K does not constitute an offer of Apollo or any Apollo fund.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 3.1	Third Amended and Restated Limited Liability Company Agreement of Apollo Global Management, LLC, dated March 19, 2018

Exhibit 4.1	Form of 6.375% Series B Preferred Share Certificate

Exhibit 5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

Exhibit 8.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding certain tax matters

Exhibit 23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 5.1)

Exhibit 23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 8.1)

Exhibit 99.1	Press Release of Apollo Global Management, LLC, dated March 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: March 19, 2018	By:	/s/ John J. Suydam
John J. Suydam
Chief Legal Officer